Exhibit 23.9

CONSENT OF DEGOLYER AND MACNAUGHTON

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

October 28, 2013

Berry Petroleum Company

1999 Broadway Street, Suite 3700

Denver, CO 80202

Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to the references to DeGolyer and MacNaughton, to the inclusion by reference of our third party letter reports dated February 15, 2013; February 15, 2012; and February 15, 2011 containing our opinion on the proved reserves attributable to certain properties owned by Berry Petroleum Company (Berry), as of December 31, 2012; December 31, 2011; and December 31, 2010 respectively (the Reports), to the information derived from the Reports, and to the reference to DeGolyer and MacNaughton as experts under the heading “Reserves” in the Amendment No. 6 to the Registration Statement on Form S-4 to be filed by Linn Energy, LLC and LinnCo, LLC on or about October 28, 2013, and any amendments thereto and in the associated prospectus to which the registration statement relates.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716